SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report: August 7, 2012
(Date of Earliest Event Reported:  August 3, 2012)

Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana	001-32360	72-0717400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1925 W. Field Court, Suite 300 Lake Forest, Illinois 60045
(Address of principal executive offices)

(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

As more fully discussed below under Item 4.02, on August 7, 2012, Akorn, Inc. (“Akorn” or the “Company”) issued a press release announcing that the previously issued first quarter fiscal 2012 unaudited financial statements contained in Akorn’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012 should not be relied upon because of errors in those financial statements and that those financial statements would be restated to make the necessary accounting adjustments. The press release is furnished as Exhibit 99.1 and incorporated by reference herein.

Item 4.02     Non-Reliance of Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 7, 2012, Akorn issued a press release announcing that, on August 3, 2012, the Audit Committee of Akorn’s Board of Directors (“Audit Committee”), upon the recommendation of management, concluded that the previously issued financial statements contained in Akorn’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012 should not be relied upon because of errors in those financial statements and that those financial statements would be restated to make the necessary accounting adjustments. The previously disclosed $66.7 million purchase price for the acquisition of certain assets of Kilitch Drugs (India) Limited was originally recorded in the first quarter of 2012. During the second quarter of 2012, the Company determined that its preliminary accounting for the acquisition of certain assets of Kilitch Drugs (India) Limited needed to be corrected, as certain items that had been previously capitalized as purchase price needed to be expensed as either compensation earned from the achievement of acquisition related milestones or other acquisition costs. As a result of the restatement Akorn will re-characterize approximately $8.3 million of originally recorded purchase price as additional expense for the quarter ended March 31, 2012.

In addition, the Company’s consolidated statement of cash flows for the three months ended March 31, 2012 and 2011 have been adjusted to correct a classification error.  The error resulted in an understatement of net cash provided by operating activities of $1.4 million, with a corresponding understatement of net cash used in investing activities for the three months ended March 31, 2012 and an overstatement of net cash provided by operating activities of $0.5 million, with a corresponding overstatement of net cash used in investing activities for the three month period ended March 31, 2011.

The tables below present the preliminary effect of the financial statement adjustments related to the restatement of our previously reported financial statements as of and for the three month period ended March 31, 2012 and are subject to further review.  The effect of the restatement on the condensed consolidated balance sheet as of March 31, 2012 is as follows:

March 31, 2012	As Reported	Adjustments	As Restated
Goodwill	$41,282	$(7,616)	$33,666
Total Other Long-Term Assets	140,189	(7,616)	132,573
Total Assets	323,958	(7,616)	316,342
Contingent consideration payable	3,926	(3,926)	-
Accrued acquisition related compensation	-	4,330	4,330
Total Current Liabilities	33,207	404	33,611
Deferred taxes – non-current	4,846	(1,022)	3,824
Total Long-Term Liabilities	122,979	(1,022)	121,957
Total Liabilities	156,186	(618)	155,568
Accumulated deficit	(63,882)	(7,264)	(71,146)
Accumulated other comprehensive income	(2,469)	266	(2,203)
Total Shareholders’ Equity	167,772	(6,998)	160,774
Total Liabilities and Shareholders’ Equity	323,958	(7,616)	316,342

The effect of the restatement on the condensed consolidated income statement for the three months ended March 31, 2012 is as follows:

	As Reported	Adjustments	As Restated
Selling, general and administrative expenses	$10,475	$(136)	$10,339
Acquisition related costs	-	8,460	8,460
Total Operating Expenses	14,915	8,324	23,239
Operating Income	15,986	(8,324)	7,662
Income before income taxes	13,566	(8,324)	5,242
Income tax provision	5,074	(1,060)	4,014
Consolidated net income	8,492	(7,264)	1,228
Net Income Per Share
Basic	0.09	(0.08)	0.01
Diluted	0.08	(0.07)	0.01
Comprehensive income
Consolidated net income	8,492	(7,264)	1,228
Foreign currency translation loss	(2,469)	266	(2,203)
Comprehensive income	6,023	(6,998)	(975)

The effect of the restatements on the condensed consolidated statement of cash flows for the three months ended March 31, 2012 and 2011 is as follows:

2012	As Reported	Adjustments	As Restated
Consolidated net income	$8,492	$(7,264)	$1,228
Deferred tax assets, net	2,837	(1,060)	1,777
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade accounts payable	(3,788)	1,412	(2,376)
Accrued expenses and other liabilities	3,659	4,397	8,056
Net cash provided by operating activities	6,571	(2,515)	4,056
Payments for acquisitions	(60,072)	3,841	(56,231)
Purchases of property plant and equipment	(3,974)	(1,412)	(5,386)
Net cash used in investing activities	(64,046)	2,429	(61,617)
Effect of exchange rate changes on cash and cash equivalents	(267)	86	(181)
(Decrease) increase in Cash and Cash Equivalents	(55,624)	_	(55,624)
Cash and Cash Equivalents at End of Period	28,338	_	28,338

2011	As Reported	Adjustments	As Restated
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade accounts payable	1,583	(495)	1,088
Net cash provided by operating activities	2,322	(495)	1,827
Purchases of property plant and equipment	(2,131)	495	(1,636)
Net cash used in investing activities	(339)	495	156
Increase (decrease) in Cash and Cash Equivalents	41,623	–	41,623
Cash and Cash Equivalents at End of Period	45,712	–	45,712

In connection with this matter, the Company has re-evaluated its conclusions regarding the effectiveness of its internal control over financial reporting for the affected periods and determined that a material weakness existed as of March 31, 2012.  The Company had previously concluded in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012 that its controls were effective as of March 31, 2012.  As a result of the material weakness, the Company has now concluded that such controls were ineffective.  Accordingly, the Company will restate its disclosures as of March 31, 2012 to include the identification of a material weakness related to its restatement.  The Company is actively engaged in remediating the material weakness.

The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters disclosed in this Current Report on Form 8-K. The adjustments disclosed above are preliminary and subject to adjustment based on further review.

A copy of the press release announcing the restatement is attached is Exhibit 99.1 hereto and is incorporated by reference herein.  In addition, the matters disclosed in this Current Report on Form 8-K and the press release attached hereto contain statements intended as “forward-looking statements” which are subject to the cautionary statements about forward –looking statements set forth in the press release attached as Exhibit 99.1 hereto.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits. See the Exhibit Index, which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

		By:	/s/ Timothy A. Dick
Timothy A. Dick
Chief Financial Officer

Date:	August 7, 2012

Exhibit Index

Exhibit No.	Description of Exhibit.

99.1	Press release issued by Akorn, Inc. on August 7, 2012 announcing restatement of financial results for the quarter ended March 31, 2012.